Exhibit 99.2

President’s Report

Status
Vs. Plan
Volume through March 14

Status
Vs. Plan
Price through March 14

Status
Vs. Plan
Financial Results through March 14

FYTD
FY-End
Scorecard Report through February

FYTD
FY-End
Scorecard Report through February

Hard Spots
Reservoir levels
Fuel commodity prices remain high
Purchased power volume
Clean air uncertainty
Spring outages

Highlights
New Director on board
Successful Caucus meeting
Successful listening sessions on energy efficiency
and renewables
One nuclear outage complete, one in progress
Progress on cost control initiatives
$1 billion bond issue at 4.5 percent

$/kW
Southaven Acquisition

kWh Sales	98%
kWh Purchased	140%
kWh Generated	94%
Nuclear	98%
Coal	99%
Gas	351%
Hydro	45%

Sales Price	99%
Purchased Power Price	88%
Generation Price	100%
Nuclear	96%
Coal	99%
Gas	63%
Hydro	183%

Revenue	97%
Expenses	101%
Fuel	98%
Purchased Power	123%
O&M	96%
Fixed Costs	98%

Customers

Delivered Cost of Power (excluding FCA costs)

Fuel Cost Adjustment

Economic Development

Energy Efficiency and Peak Shaving

Customer Satisfaction Survey

Connection Point Interruptions

People

Safe Workplace

Financial

Debt-like Obligations

Earnings / Asset Values

Non-fuel O&M Ratio

Assets and Operations

Environmental Metrics

Megawatt Demand Reduction

Equivalent Availability


New Nuclear
Browns Ferry Unit 1
Watts Bar Unit 2
New Combined Cycle
Southaven
New Combustion Turbine
Brownsville
Marshall
Gleason